                                                                     Exhibit 2.2


                               FIRST AMENDMENT TO
                        ASSET PURCHASE AND SALE AGREEMENT

                  THIS FIRST AMENDMENT TO THE ASSET PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of April 26, 2001 by and among General Mills, Inc., a Delaware corporation ("General Mills"), The Pillsbury Company, a Delaware corporation ("Pillsbury" and, together with General Mills, the "Sellers" and each, a "Seller"), and International Multifoods Corporation, a Delaware corporation ("Buyer"). Unless otherwise specified, capitalized terms herein shall have the meaning ascribed to them in the Asset Purchase and Sale Agreement (as herein defined).

                                   WITNESSETH:

                  WHEREAS, Sellers and Buyer are the parties to that certain Asset Purchase and Sale Agreement, dated as of February 4, 2001 (the "Asset Sale Agreement").

                  WHEREAS, the parties to the Asset Sale Agreement desire to amend the Asset Sale Agreement as set forth in this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. AMENDMENT OF TERMINATION PROVISIONS. Section 10.1(e) of the Asset Sale Agreement is hereby replaced in its entirety with the following:

                    "(e) by either Seller or Buyer if the Closing does not occur on or prior to July 31, 2001;"

                  2. COUNTERPARTS; EFFECTIVENESS. This Amendment and any amendments hereto may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement. Except as expressly amended hereby, the terms and conditions of the Asset Sale Agreement shall remain in full force and effect. The Asset Sale Agreement, as amended by this Amendment, shall be binding upon the parties hereto and their successors and permitted assigns. This Amendment shall be effective as of the date first written above.

                  3. GOVERNING LAW; JURISDICTION AND FORUM; WAIVER OF JURY TRIAL. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

                  (b) Sellers and Buyer hereby irrevocably consent to the exclusive jurisdiction and venue of the Courts of the State of Minnesota and the United States District Court for the District of Minnesota, in connection with any action or proceeding arising out of or relating to this Amendment. Buyer hereby irrevocably appoints Buyer's General Counsel as its authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto. Sellers hereby irrevocably appoint General Mills' General Counsel as their authorized agent (PROVIDED that until the Acquisition is consummated, Pillsbury appoints its General Counsel as its authorized agent) upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto.

                  4. HEADINGS; DEFINITIONS. The section and article headings contained in this Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Amendment. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                              GENERAL MILLS, INC.

                              By:    /s/ Stephen W. Sanger
                                   ---------------------------------------
                              Name:  Stephen W. Sanger
                              Title: Chairman of the Board and
                                     Chief Executive Officer

                              THE PILLSBURY COMPANY

                              By:    /s/ John O. Stewart
                                   ---------------------------------------
                              Name:  John O. Stewart
                              Title: Senior Vice President Strategy and
                                     Business Development

                              INTERNATIONAL MULTIFOODS
                                   CORPORATION

                              By:    /s/ Gary E. Costley
                                     -------------------------------------
                              Name:  Gary E. Costley
                              Title: Chairman of the Board, President and
                                     Chief Executive Officer

                                     -3-